EXHIBIT 8.1

[PILLSBURY WINTHROP SHAW PITTMAN LLP LETTERHEAD]

September 20, 2005

PeopleSupport, Inc.
1100 Glendon Ave., Suite 1250
Los Angeles, CA 90024

Re: Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-125775)

Ladies and Gentlemen:

     We have acted as counsel to PeopleSupport, Inc., a Delaware corporation (“PeopleSupport”), in connection with the preparation of a Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-125775) filed with the Securities and Exchange Commission on September 20, 2005 (the “Registration Statement”), with respect to an offer to repurchase certain shares of common stock and options to purchase common stock issued to current and former employees and directors of PeopleSupport and its subsidiaries (the “Rescission Offer”). All capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Registration Statement.

     The discussion set forth under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement constitutes our opinion of the material United States federal income tax consequences generally applicable to holders of PeopleSupport common stock and options to acquire such stock who sell such stock or options to PeopleSupport pursuant to the Rescission Offer.

     Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, to the discussion of our opinion under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement and in the Offering Circular included therein, and to the use of our name under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement and in the Offering Circular included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP